UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 7, 2005

FelCor Lodging Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	333-39595-01	75-2544994

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

545 E. John Carpenter Frwy., Suite 1300
Irving, Texas	75062

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

  Item 3.02 Unregistered Sales of Equity Securities.

     On April 7, 2005, FelCor Lodging Limited Partnership, or FelCor LP, issued 54,000 Series E Cumulative Redeemable Preferred Units, or Series E Preferred Units, to FelCor Lodging Trust Incorporated, or FelCor, the sole general partner of FelCor LP. As consideration for the units, FelCor contributed to FelCor LP $135,000,000 in cash, representing the gross proceeds from the sale by FelCor of 5,400,000 depositary shares, each depositary share representing a 1/100 fractional interest in a share of its 8% Series C Cumulative Redeemable Preferred Stock, or Series C Preferred Stock. These Series E Preferred Units were issued by FelCor LP in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as a transaction not constituting a public offering of securities because they were issued privately without general solicitation or advertising to the company that serves as the sole general partner of FelCor LP.

     The Series E Preferred Units will be redeemable by FelCor LP when and if any outstanding shares of the corresponding Series C Preferred Stock of FelCor are redeemed by FelCor and in the same proportion that the shares of Series C Preferred Stock are redeemed. The number of Series E Preferred Units remaining unredeemed must equal, at all times, the number of shares of Series C Preferred Stock remaining unredeemed. Upon redemption, FelCor LP will deliver cash in an amount equal to the aggregate liquidation preference of the Series E Preferred Units being redeemed. Upon redemption, FelCor LP will also pay any accrued and unpaid distributions with respect to the redeemed units.

     FelCor, in its capacity as the sole general partner of FelCor LP, and on behalf of the limited partners of FelCor LP, pursuant to the power of attorney granted to FelCor LP in the Second Amended and Restated Agreement of Limited Partnership of FelCor LP, as amended, entered into the Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of FelCor LP. The Seventh Amendment adopted Addendum No. 4 to the Second Amended and Restated Agreement of Limited Partnership of FelCor LP, which established and designated units of limited partnership interest as “Series E Cumulative Redeemable Preferred Units.” A copy of the Seventh Amendment and Addendum No. 4 are filed as exhibits to the Current Report on Form 8-K of FelCor filed with the Securities and Exchange Commission on April 11, 2005. That Current Report on Form 8-K filed by FelCor also contains a description of the Series C Preferred Stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING LIMITED PARTNERSHIP

Date: April 11, 2005	By:	FelCor Lodging Trust Incorporated, its general partner

	By:	/s/ Lawrence D. Robinson

	Name:	Lawrence D. Robinson
	Title:	Executive Vice President, General Counsel and Secretary